602 EAST MONTECITO STREET

                                LEASE EXTENSION

                                     1997


      This Lease Extension is entered into in Santa Barbara, California, by and between J. Anthony Wilson ("Landlord") and Veeco Instruments, Inc., a Delaware corporation ("Tenant").

      Background:

      a. This is an extension of a lease dated July 1993, originally between Lambda (Santa Barbara) Inc. as Landlord and Veeco Instruments, Inc. as Tenant, for property at 602 East Montecito Street, Santa Barbara, California.

      Landlord and Tenant both wish to extend the lease, with certain revised terms and conditions as set forth below.

      1. Existing Lease Terms. The parties hereby confirm the existing lease terms as entered into by themselves or their predecessors in interest, as set forth in the attached copies:

            a. Original Lease, dated July 1993, referred to above.

            b. Lease Renewal, dated July 1993, extending the Lease to June 30, 1997.

            c. Lease Renewal, undated, extending lease term to June 30, 1998.

      Except as modified below, such agreement shall apply between the parties to this Lease Extension.

      2. Term. The term of the Lease shall be extended to June 30, 2003.

      3. Rent.

            3.1 Base Rent. Base rent shall increase as of July 1, 1998 to Twenty Nine Thousand One Hundred Forty Dollars and Ten Cents ($29,140.10) per month, payable in advance on the first day of the calendar month.

            The current rent, through June 30, 1998, is Twenty Eight Thousand Nineteen Dollars and Thirty Three Cents ($28,019.33) per month.


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            3.2 Additional Rent. In addition to the Base Rent provided for in
Paragraph 3.1 above, Tenant shall pay to Landlord all operating expenses associated with the Premises. "Operating Expenses" include, but are not limited to, the following costs associated with the Premises: Real and personal property taxes, maintenance and repair costs, insurance premiums for all risk and earthquake coverage on the improvements and for public liability insurance, and the cost of all utilities.

      4. Base Rent Adjustment. The Base Rent shall be increased annually throughout the term of the Lease. The annual increase shall be the greater of
(a) the increase in CPI as determined below or (b) four percent (4%). The first such adjustment shall be made on July 1, 1999.

            The CPI computation shall be based on the Consumer Price Index for Urban Wage Earners and Clerical Workers Los Angeles/Anaheim/Riverside Area Average, Subgroup "All Items", 1982-1984 = 100. The base CPI shall be the CPI as of July, 1, 1998.

      5. Security Deposit. The security deposit shall be $29,941. The security deposit shall be increased annually so that the security deposit on hand is always equal to the current monthly rent then applicable.

      6. Use. The Premises shall be used and occupied only for general office, manufacturing and assembly consistent with current zoning.

      7. Condition of the Property. Tenant accepts the Property in its condition as of the execution of this Lease Extension.

      8. Obligations of Landlord and Tenant.

            8.1 Landlord shall maintain the foundations and structural portions of the building.

            8.2 Tenant shall perform all other building and common area maintenance and repairs including roof, utilities, real estate taxes and insurance.

      9. Additional Terms.

            9.1 Landlord agrees to pave the vacant land area adjacent to the building and stripe for additional Tenant parking within thirty (30) days after Tenant's execution of this Lease Extension.


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            9.2 Landlord shall provide to Tenant an allowance of up to Fifty
Thousand Dollars ($50,000) for actual third party costs incurred by Tenant toward replacement of carpeting and paint on interior of entry and office space, subject to Landlord's reasonable approval. Tenant shall submit a proposal to Landlord, with bids, for Landlord's advance written approval as to cost and quality, which shall not be unreasonably withheld.

            9.3 Tenant shall have the right to sublet the Premises subject to Landlord's reasonable approval.

      10. Broker Representation. The parties acknowledge that Pacifica Commercial Realty ("Broker") represents the Landlord.

      11. Broker Participation. The parties warrant to Broker and to each other that they have dealt with no real estate Broker in connection with this transaction other than Pacifica Commercial Realty, and that no other Broker is entitled to any commission on account of this Proposal.

      12. Miscellaneous. Tenant does not have any options to extend this Lease.

      IN WITNESS WHEREOF, the parties have signed this Lease Extension as of November 1, 1997.


                                          /s/ Anthony Wilson
                                         ------------------------------
                                          J. Anthony Wilson



                                          TENANT:

                                          Veeco Instruments, Inc.,
                                          a Delaware corporation

                                          By:   /s/ John F. Rein, Jr.
                                          ---------------------------

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